UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2010 (November 24, 2010)

VALUERICH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52404	41-2102385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1804 N. Dixie Highway, Suite A, West Palm Beach, FL  33407
(Address of Principal Executive Offices)

(561) 370-3617
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Item 3.01 – NYSE Amex notification of non-compliance, Failure to Satisfy a Continued Listing Rule or Standard and delisting

On November 24, 2010, the Company received a letter from NYSE Regulation dated November 23, 2010 stating that the Company's failure to file its Form 10-Q for the third quarter of 2010 fails to meet the requirement for the NYSE Amex continued listing standard. The Company failed to timely file reports due under the Securities Exchange Act of 1934 and the failure to file such reports is a material violation of the Company's listing agreement with the NYSE Amex.

On December 2, 2010, the Company announced that, as a cost-saving matter, it intends to delist its common stock from NYSE Amex and deregister the stock under the Securities Exchange Act of 1934.  The Company's Board of Directors authorized these measures, and also authorized the trading of the ValueRich, Inc. common stock on the "pink sheets".  Pursuant to Rule 12d2-2(c) under the Exchange Act, the Company will file with the NYSE Amex a notice of its determination to voluntarily withdraw its common stock from listing on the NYSE Amex and from registration under section 12(b) of the Exchange Act.

Item 9.01 – Financial Statements and Exhibits.

Exhibit 99.1   Press release, dated December 2, 2010 issued by ValueRich, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUERICH, INC.
Date: December 2, 2010

	By:	/s/ Joseph C.Visconti
Joseph C.Visconti
Chief Executive Officer